Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) of our reports dated October 24, 2025, relating to the financial statements and financial highlights of Invesco American Franchise Fund, Invesco Core Plus Bond Fund, Invesco Discovery Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco Equity and Income Fund, Invesco Floating Rate ESG Fund, Invesco Global Real Estate Income Fund, Invesco Growth and Income Fund, Invesco Income Advantage U.S. Fund, Invesco Nasdaq 100 Index Fund, Invesco S&P 500 Index Fund, Invesco Senior Floating Rate Fund, Invesco SMA Municipal Bond Fund, Invesco Short Duration High Yield Municipal Fund, Invesco Short Term Municipal Fund and Invesco Discovery Large Cap Fund which appear in AIM Counselor Series Trust (Invesco Counselor Series Trust)’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Highlights,” “Other Service Providers - Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

December 17, 2025